UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 21, 2025 (the “Closing Date”), reAlpha Tech Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prevu, Inc., a Delaware corporation (“Prevu”), reAlpha Merger Sub, Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of the Company (the “Merger Sub”) and Thomas Kutzman, as the stockholder representative.

The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Prevu (the “Merger”), with Prevu surviving the Merger as a wholly-owned subsidiary of the Company. Pursuant to and subject to the terms and conditions of the Merger Agreement, the Merger became effective on November 21, 2025, upon the filing and acceptance of the Certificate of Merger by the Secretary of State of Delaware (the “Effective Time”).

Pursuant to and subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or any Equityholder (as defined in the Merger Agreement): (i) all shares of Prevu common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, including any shares held by Prevu as treasury stock immediately prior to the Effective Time, other than any Dissenting Shares (as defined in the Merger Agreement), were cancelled and ceased to exist, and as a result were no longer deemed outstanding as of such time, for no consideration or payment in exchange therefor or in respect thereof; (ii) all shares of Prevu’s series seed preferred stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, were cancelled and extinguished, and as a result were no longer deemed outstanding as of such time and represented only the right to receive a portion of the Aggregate Merger Consideration (as defined below), and converted automatically into the right to receive a portion of the Aggregate Merger Consideration in accordance with the terms and conditions of the Merger Agreement at the Effective Time; (iii) all SAFEs (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time were cancelled, and as a result were no longer deemed outstanding as of such time and represented only the right to receive a portion of the Aggregate Merger Consideration, and exchanged for the right to receive a portion of the Aggregate Merger Consideration in accordance with the terms and conditions of the Merger Agreement at the Effective Time; and (iv) each Promissory Note (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time was cancelled and extinguished, and each holder thereof ceased to have any rights with respect thereto, other than the right to receive a portion of the Aggregate Merger Consideration in accordance with the terms and conditions of the Merger Agreement.

In consideration thereof, the Company will pay to the Participating Securityholders (as defined in the Merger Agreement) an aggregate amount of $4,500,000 (the “Aggregate Merger Consideration”), consisting of: (i) $750,000 in cash paid on the Closing Date, less any applicable withholding tax payable by the Participating Securityholder in accordance with the terms of the Merger Agreement; (ii) $1,250,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or 2,501,000 shares of Common Stock at a price per share of $0.4998, issued on the Closing Date and valued based on the arithmetic average of the closing price of the Common Stock for the 10 consecutive trading day period ending on and including the trading day that is two (2) trading days prior to the date of the Merger Agreement (the “Closing Payment Purchaser Stock”); and (iii) $2,500,000 payable in four equal tranches of $625,000 over an 18-month period following the Closing Date, either in cash or shares of Common Stock (the “Additional Payment Purchaser Stock”), at the Company’s sole discretion, with such Additional Payment Purchaser Stock, if any, valued based on the volume weighted average price (“VWAP”) of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) consecutive trading days ending on and including the date on which such issuance is to be made (such payments, the “Additional Payments”). The first Additional Payment is due on March 16, 2026, with subsequent payments due on August 1, 2026, December 16, 2026, and the date that is eighteen (18) months following the Closing Date.

The shares of Common Stock issued or issuable pursuant to the Merger Agreement, including any Additional Payment Purchaser Stock issuable thereunder, will be subject to a restrictive period of one hundred and eighty (180) days following the date of their respective issuances, during which period each Participating Securityholder will not be able to dispose, assign, sell and/or transfer such shares. The aggregate amount of shares of Common Stock issued or issuable under the Merger Agreement and the transactions contemplated thereby, for purposes of complying with Nasdaq Listing Rule 5635, may in no case exceed 19.99% of the Company’s issued and outstanding shares of Common Stock immediately prior to the execution of the Merger Agreement, or 25,599,604 shares of Common Stock (the “Cap Amount”), without stockholder approval of any shares exceeding such amount. In the event the shares issuable pursuant to the Merger Agreement and the transactions contemplated thereby exceed the Cap Amount, the Company will pay the Participating Securityholders cash in lieu of such excess shares of Common Stock, based on a formula set forth in the Merger Agreement.

From and after the Closing Date, the Indemnifying Securityholders (as defined in the Merger Agreement) are required to indemnify the Purchaser Indemnified Parties (as defined in the Merger Agreement) and hold each of them harmless against any Losses (as defined in the Merger Agreement) incurred by Purchaser Indemnified Parties to the extent such Losses arise out of or result from inaccuracies, errors, omissions or breaches of any representations, covenants, agreements or warranties of Prevu set forth in the Merger Agreement and certain other matters specified in the Merger Agreement, subject to certain limitations and exclusions as identified therein. Further, from and after the Closing Date, the Purchaser is required to indemnify each of the Seller Indemnified Parties (as defined in the Merger Agreement) and hold each of them harmless against any Losses incurred by a Seller Indemnified Party to the extent such losses arise out of or result from any inaccuracies or breach of any representations, covenants, agreements or warranties of the Company or Merger Sub set forth in the Merger Agreement, subject to certain limitations and exclusions as identified therein.

The Merger Agreement also contains representations and warranties of the parties to the Merger Agreement relating to their respective businesses, financial statements and public filings, as applicable, in each case generally subject to customary materiality and knowledge qualifiers and customary for transactions of this type. The Merger Agreement has been included to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its respective subsidiaries or affiliates. Information concerning the subject matter of representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company filed, or will file from time to time, with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, in this Current Report on Form 8-K (this “Form 8-K”) is only a summary and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 to the extent required.

In connection with the transactions contemplated by the Merger Agreement, the Company also entered into certain ancillary agreements, including a transition agreement (the “Co-Founder Transition Agreement”), between the Company and a co-founder of Prevu (the “Co-Founder”), pursuant to which the Co-Founder, among other consideration, received $100,000 in shares of Common Stock, or 200,080 shares of Common Stock, at a price per share of $0.4998 (the “Co-Founder Shares,” and together with the Closing Payment Purchaser Stock and the Additional Payment Purchaser Stock, the “Shares”) on the Closing Date as consideration for certain transition services to be rendered to the Company.

The Shares issued or issuable pursuant to the Merger Agreement and the Co-Founder Transition Agreement will be issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), because such issuances will not involve a public offering, each of the recipients will take the Shares for investment and not resale, the Company took appropriate measures to restrict transfer of the Shares, and each recipient is a sophisticated investor. The Shares are subject to transfer restrictions, and the book-entry records evidencing the Shares contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Such Shares were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On November 25, 2025, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

On the same date, the Company made available a corporate presentation on its website at ir.realpha.com containing information related to the Company’s strategic focus, business developments, including the consummation of the Merger, and recent trends. Representatives of the Company intend to present some of or all of this presentation to investors at various conferences and meetings beginning on the date hereof. A copy of the presentation is furnished as Exhibit 99.2 to this Form 8-K. These materials should be read together with the information included in the Company’s other filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended on May 13, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as amended on August 15, 2025, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The information in this Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*+	Agreement and Plan of Merger, dated as of November 21, 2025, among reAlpha Tech Corp., Prevu, Inc., reAlpha Merger Sub, Inc. and Thomas Kutzman, as stockholder representative.
99.1**	Press Release, dated November 25, 2025.
99.2**	Investor Presentation, dated November 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

**	Furnished herewith.

+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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